APPENDIX A
         THIRD AMENDED JOINT PLAN OF REORGANIZATION OF PRIMARY PDC, INC.
        (F/K/A POLAROID CORPORATION) AND ITS DEBTOR SUBSIDIARIES AND THE
                    OFFICIAL COMMITTEE OF UNSECURED CREDITORS





                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

-----------------------------------------
                                          X
                                          :
In re                                     :        Chapter 11
                                          :
POLAROID CORPORATION, et al.,             :        Case No. 01-10864 (PJW)
                                          :
                         Debtors.         :        Jointly Administered
                                          :
                                          :
                                          X
-----------------------------------------


         THIRD AMENDED JOINT PLAN OF REORGANIZATION OF PRIMARY PDC, INC.
          (F/K/A POLAROID CORPORATION) AND ITS DEBTOR SUBSIDIARIES AND
                  THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

Gregg M. Galardi (I.D. No. 2991)                   Brendan L. Shannon (I.D. No. 3136)
Eric M. Davis (I.D. No. 3621)                      Robert S. Brady (I.D. No. 2847)
Mark L. Desgrosseilliers (I.D. No. 4083)           Joseph A. Malfitano (I.D. No. 4020)
SKADDEN, ARPS, SLATE, MEAGHER                      YOUNG CONAWAY STARGATT
     & FLOM LLP                                          & TAYLOR, LLP
One Rodney Square                                  The Brandywine Building
P.O. Box 636                                       1000 West Street, 17th Floor
Wilmington, Delaware 19899-0636                    Wilmington, Delaware  19801
(302) 651-3000                                     (302) 571-6600

         -and-                                              -and-

Eric W. Kaup                                       Fred S. Hodara
SKADDEN, ARPS, SLATE, MEAGHER                      Philip C. Dublin
     & FLOM (ILLINOIS)                             Nava Hazan
333 West Wacker Drive                              AKIN GUMP STRAUSS HAUER
Chicago, Illinois  60606-1285                            & FELD LLP
(312) 407-0700                                     590 Madison Avenue
                                                   New York, New York  10022
                                                   (212) 872-1000

ATTORNEYS FOR DEBTORS AND DEBTORS IN POSSESSION    ATTORNEYS FOR THE OFFICIAL COMMITTEE OF UNSECURED
                                                   CREDITORS

                                TABLE OF CONTENTS

                                                                                                                Page


Article I DEFINED TERMS AND RULES OF INTERPRETATION...............................................................2

Article II CLASSIFICATION OF CLAIMS AND INTERESTS................................................................14
              2.1     Unclassified Claims........................................................................14
              2.2     Unimpaired Classes of Claims...............................................................14
              2.3     Impaired Classes of Claims.................................................................14
              2.4     Impaired Class of Interests/Claims.........................................................14

Article III TREATMENT OF CLAIMS AND INTERESTS....................................................................15
              3.1     Unclassified Claims........................................................................15
              3.2     Unimpaired Classes of Claims...............................................................16
              3.3     Impaired Classes of Claims.................................................................17
              3.4     Impaired Class of Interests and Subordinated Claims........................................17
              3.5     Special Provision Regarding Unimpaired Claims..............................................17

Article IV MEANS FOR IMPLEMENTATION OF THE PLAN..................................................................17
              4.1     Rule 9019 Settlement and Compromise of Alleged Causes of Action with Respect to Note Claims.17
              4.2     Substantive Consolidation..................................................................18
              4.3     Merger of Subsidiaries into Polaroid.......................................................19
              4.4     Continued Corporate Existence; Dissolution of Reorganized Polaroid.........................19
              4.5     Certificate of Incorporation and By-laws...................................................19
              4.6     Ownership of New Common Stock; Directors and Officers; Effectuating Documents; Further Transactions. 19
              4.7     The Plan Administrator.....................................................................20
              4.8     No Revesting of Assets.....................................................................23
              4.9     Preservation of Rights of Action; Settlement of Litigation Claims..........................23
              4.10    Creditors' Committee and Plan Committee....................................................24
              4.11    Cancellation of Securities, Instruments and Agreements Evidencing Claims and Interests.....25
              4.12    Sources of Cash for Plan Distributions.....................................................25
              4.13    Sources of Stock for Plan Distributions....................................................25
              4.14    Applicability of Bankruptcy Code Sections 1145 and 1125(e).................................26
              4.15    Exemption from Certain Transfer Taxes......................................................26
              4.16    Estate Costs...............................................................................26
              4.17    Payment of Estate Costs....................................................................26
              .       28

Article V ACCEPTANCE OR REJECTION OF THE PLAN....................................................................28
              5.1     Classes Entitled to Vote...................................................................28
              5.2     Acceptance by Impaired Classes.............................................................28
              5.3     Cramdown...................................................................................28

Article VI PROVISIONS GOVERNING DISTRIBUTIONS....................................................................29
              6.1     Distributions for Claims Allowed as of the Effective Date..................................29
              6.2     Interest on Claims.........................................................................29
              6.3     Distributions by the Disbursing Agent......................................................29
              6.4     Delivery of Distributions and Undeliverable or Unclaimed Distributions.....................29
              6.5     Record Date for Distributions..............................................................30
              6.6     Allocation of Plan Distributions Between Principal and Interest............................31
              6.7     Means of Cash Payment......................................................................31
              6.8     Withholding and Reporting Requirements.....................................................31
              6.9     Setoffs....................................................................................31
              6.10    Fractional Dollars/Shares; De Minimis Distributions........................................31
              6.11    Release of Liens...........................................................................32

Article VII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES................................................33
              7.1     Rejected Contracts and Leases..............................................................33
              7.2     Bar to Rejection Damages...................................................................33
              7.3     Asset Purchase Agreement...................................................................33

Article VIII PROCEDURES FOR RESOLVING DISPUTED,  CONTINGENT AND UNLIQUIDATED CLAIMS..............................33
              8.1     Objection Deadline; Prosecution of Objections..............................................34
              8.2     No Distributions Pending Allowance.........................................................34
              8.3     Accounts; Escrows; Reserves................................................................34
              8.4     Distributions After Allowance..............................................................35

Article IX CONFIRMATION AND CONSUMMATION OF THE PLAN.............................................................35
              9.1     Conditions to Confirmation Date............................................................35
              9.2     Conditions to Effective Date...............................................................35
              9.3     Waiver of Conditions to Confirmation or Consummation.......................................35
              9.4     Consequences of Non-Occurrence of Effective Date...........................................36

Article X EFFECT OF PLAN CONFIRMATION............................................................................36
              10.1    Binding Effect.............................................................................36
              10.2    Discharge of Claims and Termination of Interests...........................................36
              10.3    Exculpation and Limitation of Liability....................................................36
              10.4    Injunction.................................................................................37
              10.5    Term of Bankruptcy Injunction or Stays.....................................................37

Article XI RETENTION OF JURISDICTION.............................................................................37

Article XII MISCELLANEOUS PROVISIONS.............................................................................40
              12.1    Effectuating Documents and Further Transactions............................................40
              12.2    Corporate Action...........................................................................40
              12.3    Bar Dates for Certain Claims...............................................................41
              12.4    Payment of Statutory Fees..................................................................42
              12.5    Amendment or Modification of this Plan.....................................................42
              12.6    Severability of Plan Provisions............................................................42
              12.7    Successors and Assigns.....................................................................43
              12.8    Plan Supplement............................................................................43
              12.9    Revocation, Withdrawal or Non-Consummation.................................................43
              12.10   Notice.....................................................................................43
              12.11   Tax Reporting and Compliance...............................................................44
              12.12   Schedules..................................................................................44
              12.13   Filing of Additional Documents.............................................................45

                                  INTRODUCTION

                  Primary PDC, Inc. (f/k/a Polaroid Corporation) and its subsidiaries and affiliates that are also debtors and debtors in possession, and the Official Committee of Unsecured Creditors as "joint proponents of the plan" within the meaning of section 1129 of the Bankruptcy Code, hereby propose the following third amended joint plan of reorganization which contemplates the liquidation of the Debtors and the resolution of the outstanding Claims against and Interests in the Debtors pursuant to section 1121(a) of the Bankruptcy Code. Reference is made to the Disclosure Statement (as that term is defined herein) for a discussion of the Debtors' history, business, properties and operations, a summary and analysis of the Plan, and certain related matters including, among other things, the proposed substantive consolidation of the Debtors' estates. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Proponents reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.

                                   Article I

                    DEFINED TERMS AND RULES OF INTERPRETATION

                  Defined Terms. For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms have the meanings ascribed to them in Article I of this Plan. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

                  1.1 Administrative Claim means a Claim for costs and expenses of administration of the Chapter 11 Cases Allowed under section 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Debtors' Estates and operating the businesses of the Debtors (such as wages, salaries, commissions for services and payments for inventories, leased equipment and premises) and Claims of governmental units for taxes (including tax audit Claims related to tax years commencing after the Petition Date, but excluding Claims relating to tax periods, or portions thereof, ending on or before the Petition Date); (b) compensation for legal, financial, advisory, accounting and other services and reimbursement of expenses Allowed by the Bankruptcy Court under section 328, 330, 331 or 503(b) of the Bankruptcy Code to the extent incurred prior to the Effective Date; (c) all fees and charges assessed against the Debtors' Estates under section 1930, chapter 123 of title 28, United States Code; (d) Reclamation Claims to the extent not already paid; and (e) Claims under the DIP Credit Agreement.

                  1.2 Administrative Claim Reserve means the reserve maintained by Reorganized Polaroid to pay Administrative Claims, Priority Tax Claims, Non-Tax Priority and Secured Claims that first become Allowed Claims after the Effective Date.

                  1.3 Allowed means an Allowed Claim in a particular Class or category specified. Any reference herein to a particular Allowed Claim includes both the secured and unsecured portions of such Claim.

                  1.4      Allowed Claim means:

                           (a) a Claim that has been listed by a Debtor on its
Schedules as liquidated in amount and not disputed or contingent unless it is a Disputed Claim for which an objection or request for estimation has been Filed by the Claims Objection Deadline pursuant to Section 8.1 hereof; or

                           (b) a Claim for which a proof of claim has been Filed
by the applicable Bar Date, or otherwise has been deemed timely Filed under applicable law unless it is a Disputed Claim for which an objection or request for estimation has been Filed by the Claims Objection Deadline pursuant to
Section 8.1 hereof (except for a Disputed Claim set forth in Section 1.36 hereof, for which no objection or request for estimation shall be required); or

                           (c) a Claim that is Allowed (i) by a Final Order;
(ii) pursuant to a settlement; or (iii) pursuant to the terms of this Plan; or

                           (d) with respect to an Administrative Claim, an
Administrative Claim for which a Holder thereof Filed and served a request for payment of such Administrative Claim unless it is a Disputed Claim for which an objection or request for estimation has been Filed by the claims Objection Deadline pursuant to Section 8.1 hereof (except for a Disputed Claim set forth in Section 1.36 hereof, for which no objection or request for estimation shall be required); or

                           (e) any Disputed Claim as to which no objection or
request for estimation has been Filed before the Claims Objection Deadline; provided, however, that no objection or request for estimation as to any Disputed Claim set forth in Section 1.36 hereof need be Filed by the Claims Objection Deadline and, until its resolution, such Disputed Claim shall not be considered to be Allowed.

                  The term "Allowed Claim" shall not, for purposes of computing distributions under this Plan, include interest on such Claim from and after the Petition Date, except as provided in section 506(b) of the Bankruptcy Code or as otherwise expressly set forth in this Plan.

                  1.5 Amended Certificate of Incorporation and By-Laws means Reorganized Polaroid's amended and restated certificate of incorporation and by-laws in effect under the laws of the State of Delaware, as amended by this Plan.

                  1.6 Ancillary Agreements means that certain (a) Registration Rights Agreement, dated as of July 31, 2002 by and among the Purchaser, Polaroid and, solely for the purpose of agreeing to be bound by the provisions of Section 7.1, 8.1 and 8.2 thereof, One Equity Partners, LLC, as such may be or has been amended; (b) Escrow Agreement, dated as of July 31, 2002, by and among Purchaser, Polaroid, the subsidiaries of Polaroid signatories thereto, and JPMorgan Chase, as escrow agent; (c) Escrow Agreement, dated as of July 31, 2002, by and between Polaroid and Fidelity National Title Insurance Company, as escrow agent; and (d) Transition Services Agreement, dated as of July 31, 2002, by and among the Purchaser, Polaroid and the subsidiaries of Polaroid signatories thereto.

                  1.7 Asset Purchase Agreement means that certain Second Amended and Restated Asset Purchase Agreement by and among the Purchaser, Polaroid and the subsidiaries of Polaroid identified therein dated as of July 3, 2002.

                  1.8 Available Cash means all Cash held by Reorganized Polaroid as of the date ten (10) Business Days prior to the date of any distribution, other than (a), with respect to distributions to be made on the Distribution Date, (i) Cash to be distributed on the Distribution Date to Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Non-Tax Priority Claims, Allowed Secured Claims and/or Allowed General Unsecured Claims, as applicable, that became Allowed Claims on or before the Effective Date and (ii) Restricted Cash, and (b), with respect to distributions to be made on any Quarterly Distribution Date, Restricted Cash.

                  1.9 Ballot means each of the ballot form or forms distributed to each Holder of an Impaired Claim, on which the Holder is to indicate acceptance or rejection of this Plan.

                  1.10 Bankruptcy Code means title 11, United States Code, as now in effect or hereafter amended.

                  1.10 Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware in which the Chapter 11 Cases were commenced on October 12, 2001, or any other court with jurisdiction over the Chapter 11 Cases.

                  1.12 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

                  1.13 Bar Date means the applicable deadline by which a proof of claim must have been or must be Filed, as established by an order of the Bankruptcy Court, including the Bar Date Order and the Confirmation Order. The term "Bar Date" also includes the deadline for Filing Fee Claims established pursuant to Article XII hereof, the deadline for filing Administrative Claims established pursuant to Article XII hereof and the deadline for Filing Claims arising from rejection of executory contracts and unexpired leases established pursuant to Article VII hereof.

                  1.14 Bar Date Order means the Order (I) Setting a Final Date for Filing Proofs of Claims and (II) Approving Form and Manner of Notice Thereof entered by the Bankruptcy Court on March 22, 2002, as the same may have been or hereafter may be amended, modified or supplemented.

                  1.15 Business Day means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

                  1.16 Cash means legal tender of the United States of America and equivalents thereof.

                  1.17 Chapter 11 Cases means (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor in the Bankruptcy Court and (b) when used with reference to all Debtors, the chapter 11 cases pending for the Debtors in the Bankruptcy Court.

                  1.18 Claim means a "claim," as defined in section 101(5) of the Bankruptcy Code.

                  1.19 Claims Objection Deadline means the last day for Filing objections to Disputed Claims (other than Disputed Claims set forth in Section 1.36 hereof, for which no objection or request for estimation shall be required), which day shall be the later of (a) one hundred and twenty (120) days after the Effective Date or (b) sixty (60) days after the Filing of a proof of claim for, or request for payment of, such Claim.

                  1.20 Class means a category of Holders of Claims or Interests, as described in Article II hereof.

                  1.21 Collateral means any property or interest in property of the Debtors' Estates that is subject to a valid and enforceable lien to secure a Claim.

                  1.22 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

                  1.23 Confirmation Hearing means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

                  1.24 Confirmation Order means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

                  1.25 Creditors' Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

                  1.26 Debtor(s) means, individually, Polaroid or any of the Subsidiary Debtors and, collectively, all of the above-captioned debtors and debtors in possession.

                  1.28 Delaware General Corporation Law means title 8 of the Delaware Code, in effect as of the date hereof.

                  1.29 Designated Representative means the person (and any successor thereto) designated from time to time by the Plan Administrator to hold office and serve as the sole officer and director of Reorganized Polaroid.

                  1.30 DIP Agent means JPMorgan Chase Bank, successor to The Chase Manhattan Bank, as Administrative Agent under the DIP Credit Agreement.

                  1.31 DIP Credit Agreement means the Revolving Credit and Guaranty Agreement dated as of October 12, 2001, among the Debtors, Chase Manhattan Bank and each of the Lenders signatory thereto, as amended, modified or supplemented.

                  1.32 DIP Lenders means those entities identified as "Banks" in the DIP Credit Agreement and their respective successors and assigns.

                  1.33 Disbursing Agent means Reorganized Polaroid or any party designated by Reorganized Polaroid to serve as disbursing agent under this Plan, including the Plan Administrator.

                  1.34 Disclosure Statement means the written disclosure statement (including all schedules thereto or referenced therein) that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as the same may be amended, modified or supplemented.

                  1.35 Disputed Claim means any Claim, including any Administrative Claim, which has not been Allowed pursuant to this Plan, a Final Order or a settlement stipulation, and

                           (a) if no proof of claim has been Filed by the
applicable Bar Date: (i) a Claim that has been or hereafter is listed on the Schedules as disputed, contingent or unliquidated; or (ii) a Claim that has been or hereafter is listed on the Schedules as other than disputed, contingent or unliquidated, but as to which the Debtors, Reorganized Polaroid, the Plan Committee or any other party in interest has interposed a timely objection or request for estimation in accordance with this Plan, the Bankruptcy Code and the Bankruptcy Rules by the Claims Objection Deadline or, with respect to Fee Claims and Administrative Claims, the deadline set forth in Article XII hereof, as applicable, which objection or request for estimation has not been withdrawn or determined by a Final Order or a settlement stipulation; or

                           (b) if a proof of claim or request for payment of an
Administrative Claim has been Filed by the applicable Bar Date: (i) a Claim for which no corresponding Claim has been or hereafter is listed on the Schedules;
(ii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in the proof of claim varies from the nature and amount of such Claim as listed on the Schedules; (iii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as disputed, contingent or unliquidated; (iv) a Claim for which a timely objection or request for estimation is interposed by the Debtors, Reorganized Polaroid, the Plan Committee or any other party in interest in accordance with this Plan, the Bankruptcy Code and the Bankruptcy Rules by the Claims Objection Deadline or, with respect to Fee Claims and Administrative Claims, the deadline set forth in Article XII hereof, as applicable, which objection or request for estimation has not been withdrawn or determined by a Final Order or a settlement stipulation.

                  1.36 Disputed Claim Amount means the lesser of (a) the liquidated amount set forth in the proof of claim relating to a Disputed Claim,
(b) the amount estimated by the Bankruptcy Court for purposes of distributions in respect of such Disputed Claim in accordance with section 502(c) of the Bankruptcy Code pursuant to Section 8.3 hereof, and (c) the amount of such Disputed Claim Allowed by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code, or zero, if such Disputed Claim is disallowed in its entirety by the Bankruptcy Court pursuant to such section, in either case, regardless of whether the order or judgment allowing or disallowing such Claim has become a Final Order; provided, however, that in the event a Claim has been disallowed, but the order of disallowance has not yet become a Final Order, the Bankruptcy Court may require the Disbursing Agent to reserve, and hold in trust for the benefit of each Holder of such Claim, Cash and/or Stock in an amount equal to the Pro Rata distributions which the Bankruptcy Court, in its discretion, determines will protect the rights of such Holder under all of the facts and circumstances relating to the order of disallowance and the appeal of such Holder from such order.

                  1.37 Disputed Claims Reserve means the reserve of Stock and Cash established and maintained by Reorganized Polaroid for Holders of Class 3 General Unsecured Claims on account of such Disputed Class 3 General Unsecured Claims.

                  1.38 Distribution Date means the date, occurring as soon as possible after the Effective Date, upon which distributions from Reorganized Polaroid are made to Holders of Class 1, 2, and 3 Claims.

                  1.39     Distribution Record Date means the Confirmation Date.

                  1.40 Effective Date means the Business Day the Plan becomes effective as provided in Article IX hereof.

                  1.41 Estate(s) means, individually, the estate of Polaroid or any of the Subsidiary Debtors and, collectively, the estates of all of the Debtors created under section 541 of the Bankruptcy Code.

                  1.42 Fee Claim means an Administrative Claim under section 328, 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Chapter 11 Cases on or prior to the Effective Date (including expenses of the members of the Creditors' Committee incurred as members of the Creditors' Committee in discharge of their duties as such).

                  1.43 Fee Order means the order under 11 U.S.C. ss.ss. 105(a) and 331 Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals, dated November 5, 2001.

                  1.44 File, Filed or Filing means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

                  1.45 Final Order means an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue or rehear shall have been waived in writing in form and substance satisfactory to the Proponents or Reorganized Polaroid or, in the event that an appeal, writ of certiorari or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order.

                  1.46 General Unsecured Claim means a Claim that is not an Administrative Claim, Priority Tax Claim, Non-Tax Priority Claim, Secured Claim, or Intercompany Claim.

                  1.47 Holder means an entity holding a Claim or Interest and, with respect to Note Claims, the beneficial Holder as of the applicable Voting Record Date or any authorized agent who has completed and executed a Ballot or on whose behalf a Master Ballot has been completed and executed in accordance with the voting instructions.

                  1.48 Impaired means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

                  1.49 Indenture Trustee means State Street Bank and Trust Company (or any successor thereof) as indenture trustee under the 1997 Indenture.

                  1.50 Initial Class 3 Distribution Amount means the amount of Stock and/or Cash equal to the aggregate Pro Rata shares of Stock and/or Cash, as applicable, to which Holders of Allowed Class 3 General Unsecured Claims are entitled as of the Effective Date, which shall be subject to the appropriate Reserves.

                  1.51 Insured Claim means any Claim arising from an incident or occurrence that is covered under the Debtors' insurance policies.

                  1.52 Intercompany Claim means (a) any account reflecting intercompany book entries by one Debtor with respect to any other Debtor or (b) any Claim that is not reflected in such book entries and is held by a Debtor against any other Debtor.

                  1.53 Interest means the legal, equitable, contractual and other rights of the Holders of Old Common Stock, including the rights of any entity to purchase or demand the issuance of any of the foregoing, including (a) conversion, exchange, voting, participation and dividend rights; (b) liquidation preferences; (c) stock options, warrants and put rights; and (d) share-appreciation rights.

                  1.54 IRC means the Internal Revenue Code of 1986, as amended.

                  1.55 IRS means Internal Revenue Service of the United States of America.

                  1.56 Lien means a charge against or interest in property to secure payment of a debt or performance of an obligation.

                  1.57 Litigation Claims means the claims, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person.

                  1.58 Master Ballot means the ballot distributed to nominees or Holders of record of the Notes to record the votes, if any, of the beneficial Holders of such instruments.

                  1.59 New Common Stock means the one share of Reorganized Polaroid authorized under Section 4.5 of this Plan.

                  1.60 Non-Tax Priority Claim means a Claim, other than an Administrative Claim or Priority Tax Claim, that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.

                  1.61 Note Claim means a Claim arising from or related to the Notes.

                  1.62 Notes means those certain (i) 6 3/4 % Notes due January 15, 2002 issued by Polaroid under that certain Indenture dated January 9, 1997; (ii) 7 1/4 % Notes due January 15, 2007 issued by Polaroid under that certain Indenture dated January 9, 1997; and (iii) 11 1/2 % Notes due February 15, 2006 issued by Polaroid under that certain First Supplemental Indenture dated as of February 17, 1999 (collectively, the "1997 Indenture").

                  1.63 Old Common Stock means the common stock of Polaroid issued and outstanding as of the Petition Date.

                  1.64 Old Stock Options means any outstanding options to purchase Old Common Stock, as of the Petition Date.

                  1.65 Operating Reserve means the reserve account to be established and maintained by Reorganized Polaroid into which Reorganized Polaroid shall from time to time deposit Cash to fund, among other things, the expenses of the Plan Administrator and Reorganized Polaroid, as set forth more fully in the Plan Administration Agreement.

                  1.66 Petition Date means October 12, 2001, the date on which the Debtors filed petitions for relief commencing the Chapter 11 Cases.

                  1.67 Plan means this chapter 11 plan of reorganization, including the Plan Supplement and all supplements, appendices and schedules thereto, either in its present form or as the same may be altered, amended or modified from time to time.

                  1.68 Plan Administrator means the entity designated by the Creditors' Committee, which person shall be reasonably acceptable to the Purchaser and the Pre-Petition Agent, prior to the Confirmation Date and approved by the Bankruptcy Court pursuant to the Confirmation Order to administer this Plan in accordance with its terms and the Plan Administration Agreement and to take such other actions as may be authorized under the Plan Administration Agreement, and any successor thereto, provided that Wind Down Associates shall be deemed reasonably acceptable to Purchaser and Pre-Petition Agent.

                  1.69 Plan Administration Agreement means the agreement between and among Reorganized Polaroid and the Plan Administrator, specifying the rights, duties and responsibilities of the Plan Administrator under this Plan, in substantially the form set forth in Exhibit [_____________] to the Plan Supplement.

                  1.70 Plan Committee means the committee as implemented under Section 4.10(b) of this Plan.

                  1.71 Plan Supplement means the forms of documents specified in Section 12.9 of this Plan.

                  1.72 Polaroid means Primary PDC, Inc. (f/k/a Polaroid Corporation), debtor and debtor-in-possession in Chapter 11 Case No. 01-10864
(PJW) pending in the Bankruptcy Court.

                  1.73 Polaroid Interests means, the Old Common Stock, the Old Stock Options, and the Subsidiary Interests, together with any other options, warrants, conversion rights, rights of first refusal or other rights, contractual or otherwise, to acquire or receive any Old Common Stock or other ownership interests in Polaroid, and any contracts, subscriptions, commitments or agreements pursuant to which the non-debtor party was or could have been entitled to receive shares, securities or other ownership interests in Polaroid.

                  1.74 Pre-Petition Agent means JPMorgan Chase Bank, successor to Morgan Guaranty Trust Company of New York as Administrative Agent, under the Pre-Petition Credit Agreement.

                  1.75 Pre-Petition Credit Agreement means that certain Amended and Restated Credit Agreement among Polaroid, the lenders party thereto, Morgan Guaranty Trust Company of New York, as Administrative Agent and Collateral Agent and BankBoston, N.A., as Co-Agent dated as of December 11, 1998 as amended.

                  1.76 Pre-Petition Lenders means the lenders under the Pre-Petition Credit Agreement.

                  1.77 Priority Tax Claim means a Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

                  1.78 Proponents means the Debtors and the Creditors' Committee, as joint proponents of this Plan.

                  1.79 Pro Rata means a proportionate share, so that the ratio of (a) the amount of property to be distributed on account of an Allowed Claim in Class 3 to (b) the amount to be distributed on account of all Allowed Claims in Class 3 is the same as the ratio of (A) such Allowed Claim to (B) the aggregate amount of all Allowed Claims in Class 3.

                  1.80 Professional means (a) any professional employed in the Chapter 11 Cases pursuant to section 327 or 1103 of the Bankruptcy Code or otherwise and any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

                  1.81 Purchaser means Polaroid Corporation, f/k/a OEP Imaging Corporation, a Delaware Corporation.

                  1.82 Quarter means the period beginning on the Effective Date and ending on the next March 31, June 30, September 30, and December 31, and each three-month period thereafter.

                  1.83     Quarterly Distribution Date means the twentieth
(20th) day after the end of the Quarter following the Quarter in which the Effective Date occurs and the twentieth (20th) day after the end of each subsequent Quarter.

                  1.84 Quarterly Class 3 Distribution Amount means, with respect to each Quarterly Distribution Date, the amount of Cash and/or Stock equal to the aggregate Pro Rata amount of available Cash and/or shares of available Stock to which Holders of Allowed Class 3 Claims are entitled.

                  1.85 Reclamation Claims means Claims for reclamation Allowed in accordance with section 546(c)(2) of the Bankruptcy Code and the Order under 11 U.S.C. ss. 546 and Fed. R. Bankr. P. 9019 Approving Uniform Procedures for Reconciliation and Payment of Reclamation Claims, entered by the Bankruptcy Court on October 15, 2001, as the same may have been or may hereafter be amended or modified, which Claims shall not include interest on any portion thereof.

                  1.86 Reinstated or Reinstatement means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the Holder of such Claim or Interest so as to leave such Claim or Interest unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim or Interest as such maturity existed before such default;
(c) compensating the Holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Interest entitles the Holder of such Claim or Interest ; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim or Interest is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by this Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

                  1.87 Reorganized Polaroid means Polaroid, a Delaware corporation, on or after the Effective Date.

                  1.88 Reserves means, collectively, the Administrative Claims Reserve, Disputed Claims Reserve, Operating Reserve and Unclaimed Distribution Reserve.

                  1.89 Restricted Cash means the Cash segregated (whether physically or merely on the books and records of Reorganized Polaroid) by Reorganized Polaroid to fund the Reserves.

                  1.90 Restricted Stock means the Stock segregated (whether physically or merely on the books and records of Reorganized Polaroid) by Reorganized Polaroid to fund the Reserves.

                  1.91 Sale Order means the Order under 11 U.S.C. ss.ss. 105(a), 363, 365 and 1146(c), and Bankruptcy Rules 2002, 6004, 6006 and 9014,
(A) Approving Asset Purchase Agreement; (B) Authorizing (i) Sale of Substantially all of Debtors' Assets Free and Clear of Liens, Claims, Interests and Encumbrances, (ii) Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and (iii) Assumption of Certain Liabilities, entered by the Bankruptcy Court on July 3, 2002.

                  1.92 Schedules means the schedules of assets and liabilities, the list of Holders of Interests and the statements of financial affairs Filed by the Debtors on December 17, 2001, as such schedules have been or may be further modified, amended or supplemented in accordance with Bankruptcy Rule 1009 or Orders of the Bankruptcy Court.

                  1.93 Secured Claim means a Claim that is secured by a Lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) or, in the case of the setoff, pursuant to section 553 of the Bankruptcy Code.

                  1.94 Solicitation Order means the order entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject this Plan.

                  1.95 Stock means the common stock, par value $.001 per share (the "Purchaser Common Stock"), of the Purchaser and the shares of Series A, 8% Cumulative Compounding Preferred Stock, par value $.001 per share, liquidation preference $100 per share (the "Purchaser Preferred Stock"), of the Purchaser issued by Purchaser to the Debtors in connection with the Asset Purchase Agreement.

                  1.96 Subordinated Claims means any Claim subordinated pursuant to sections 510(b) or (c) of the Bankruptcy Code.

                  1.97 Subsidiary Debtors means, individually or collectively, a Debtor or Debtors other than Polaroid, as applicable.

                  1.98 Subsidiary Interests means, collectively, the issued and outstanding shares of stock of the Subsidiary Debtors, as of the Petition Date.

                  1.99 Substantive Consolidation Order means the order, or provision of the Confirmation Order, substantively consolidating the Chapter 11 Cases, as provided in Section 4.2 of this Plan.

                  1.100 Voting Deadline means the last day for submitting Ballots to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code, as specified in the Solicitation Order.

                  1.101    Voting Record Date means _________ __, 2003.

                  1.102    Wind Down Associates means Wind Down Associates, LLC.

                  1.103 Wind Down Engagement Letter means that certain letter agreement, dated September 9, 2002, between Wind Down Associates and the Creditors' Committee.

                  Rules of Interpretation. For purposes of this Plan, unless otherwise provided herein: (a) any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (b) any reference in this Plan to an existing document or schedule Filed or to be Filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to this Plan; (c) any reference to an entity as a Holder of a Claim or Interest includes that entity's successors and assigns; (d) all references in this Plan to Sections, Articles and Schedules are references to Sections, Articles and Schedules of or to this Plan; (e) the words "herein," "hereunder" and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (g) subject to the provisions of any contract, certificates of incorporation, by-laws, instrument, release or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; and (h) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

                  Computation of Time. In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                  Governing Law. Unless otherwise required by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Delaware shall govern the construction and implementation of this Plan and any agreements, documents, and instruments executed in connection with this Plan (unless such agreement, document or instrument provides otherwise) and (ii) the laws of the state of incorporation of Polaroid shall govern corporate governance matters with respect to Polaroid, in either case without giving effect to the principles of conflicts of law of such state.

                                   Article II

                     CLASSIFICATION OF CLAIMS AND INTERESTS

                  All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

                  This Plan constitutes a single plan of liquidation for all Debtors. A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date.

                  2.1      Unclassified Claims.

                           (a) Administrative Claims

                           (b) Priority Tax Claims

                  2.2      Unimpaired Classes of Claims.

                           (a) Class 1: Non-Tax Priority Claims. Class 1
consists of all Non-Tax Priority Claims.

                           (b) Class 2: Secured Claims. Class 2 consists of all
Secured Claims.

                  2.3      Impaired Classes of Claims.

                           (a) Class 3: General Unsecured Claims. Class 3
consists of all General Unsecured Claims.

                           (b) Class 4: Intercompany Claims. Class 4 consists of
all Intercompany Claims.

                  2.4      Impaired Class of Interests/Claims.

                           (a) Class 5: Polaroid Interests and Subordinated
Claims. Class 5 consists of all Polaroid Interests and any Subordinated Claims.

                                  Article III

                        TREATMENT OF CLAIMS AND INTERESTS

                  3.1      Unclassified Claims.

                           (a) Administrative Claims. Except as otherwise
provided for herein, and subject to the requirements of Article XII hereof, on, or as soon as reasonably practicable after (i) the Distribution Date if such Administrative Claim is an Allowed Administrative Claim as of the Effective Date or (ii) the first Quarterly Distribution Date after the date such Administrative Claim becomes an Allowed Administrative Claim, each Holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Administrative Claim (A) Cash equal to the unpaid portion of such Allowed Administrative Claim or (B) such other treatment as to which the Proponents or Reorganized Polaroid and the Holder of such Allowed Administrative Claim shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto; provided further, however, that, unless otherwise approved by order of the Bankruptcy Court, no payment in excess of $50,000 shall be made on account of an Allowed Administrative Claim without the prior written consent of the Purchaser and Pre-Petition Agent, which consent shall not be unreasonably withheld.

                           (b) Priority Tax Claims. Each Holder of an Allowed
Priority Tax Claim, at the sole option of the Proponents or Reorganized Polaroid, shall be entitled to receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, (A) equal Cash payments made on the last Business Day of every three-month period following the Effective Date, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date or (B) such other treatment as to which the Proponents or Reorganized Polaroid and the Holder of such Allowed Priority Tax Claim shall have agreed upon in writing; provided, however, that any Claim or demand for payment of a penalty (other than a penalty of the type specified in section 507(a)(8)(G) of the Bankruptcy Code) shall be disallowed pursuant to this Plan, and the Holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such penalty from the Debtors or their Estates, Reorganized Polaroid, the Plan Administrator or their property; provided further, however, that, unless otherwise approved by order of the Bankruptcy Court, no payment in excess of $50,000 shall be made on account of an Allowed Priority Tax Claim without the prior written consent of the Purchaser and Pre-Petition Agent, which consent shall not be unreasonably withheld.

                           (c) Retiree Committee Settlement. On January 15,
2002, the United States Trustee appointed an official retirees committee (the "Retiree Committee"). On March 15, 2002, the Retiree Committee filed a motion seeking (i) reinstatement of the Polaroid Retiree Health Plan and (ii) authorization for the Retiree Committee to serve as the authorized representative pursuant to section 1114(d) of the Bankruptcy Code or, in the alternative, (x) an increase in the previously agreed cap on fees and expenses of the Retiree Committee and (y) expansion of the scope of the Retiree Committee's authorized investigation (the "Retiree Motion"). On November 19, 2002, the Bankruptcy Court approved a settlement (the "Retiree Settlement") of the Retiree Motion, which settlement provided for the payment of $650,000 to the professionals retained by the Retiree Committee and the payment of $100,000 on account of the self-insured retention and/or deductible under certain fiduciary insurance of the Debtors, provided, however, that in the event that Debtors pay fees and expenses of the professionals retained by the Retiree Committee in an amount less than $650,000, any remainder (the "Remainder") shall be paid over to the Retiree Trust (as such term is defined in the Retiree Settlement) by the Reorganized Debtor or the Plan Administrator to the Retiree Trust on the Effective Date. Under the Retiree Settlement, the Retiree Committee and its constituents released the Debtors and other parties-in-interest from certain claims, including claims arising out of the modification or termination of any of the Debtors' retiree benefits. In addition, under the Retiree Settlement, the Retiree Committee may bring certain other claims, provided, that, the Retiree Committee shall enforce any judgment only against the Debtors' fiduciary insurance policies.

                  3.2      Unimpaired Classes of Claims.

                           (a) Class 1. Non-Tax Priority Claims. On, or as soon
as reasonably practicable after (i) the Distribution Date if such Non-Tax Priority Claim is an Allowed Non-Tax Priority Claim as of the Effective Date or
(ii) the first Quarterly Distribution Date after the date such Non-Tax Priority Claim becomes an Allowed Non-Tax Priority Claim, each Holder of an Allowed Non-Tax Priority Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Non-Tax Priority Claim (A) Cash equal to the amount of such Allowed Non-Tax Priority Claim or (B) such other treatment as to which the Proponents or Reorganized Polaroid and the Holder of such Allowed Non-Tax Priority Claim have agreed upon in writing; provided further, however, that, unless otherwise approved by order of the Bankruptcy Court, no payment in excess of $50,000 shall be made on account of an Allowed Non-Tax Priority Claim without the prior written consent of the Purchaser and Pre-Petition Agent, which consent shall not be unreasonably withheld.

                           (b) Class 2: Secured Claims. Secured Claims will
receive one of the following two treatments: (i) on the Effective Date, the legal, equitable and contractual rights of Holders of Allowed Secured Claims shall be Reinstated, subject to the provisions of Article VI of this Plan or
(ii) on, or as soon as reasonably practicable after the Distribution Date if such Secured Claim is an Allowed Secured Claim as of the Effective Date, the Holder of an Allowed Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Secured Claim (A) Cash equal to the amount of such Allowed Secured Claim or (B) such other treatment as to which the Proponents or Reorganized Polaroid and the Holder of such Allowed Secured Claim have agreed upon in writing.

                  3.3      Impaired Classes of Claims.

                           (a) Class 3: General Unsecured Claims. Subject to the
occurrence of the Effective Date, on, or as soon as reasonably practicable after
(i) the Distribution Date if such General Unsecured Claim is an Allowed General Unsecured Claim as of the Effective Date or (ii) the first Quarterly Distribution Date after the date a Class 3 Claim becomes an Allowed Class 3 Claim, each Holder of an Allowed Class 3 Claim shall receive its Pro Rata share of the Initial Class 3 Distribution Amount. On each ensuing Quarterly Distribution Date, each Holder of an Allowed Class 3 Claim shall receive its Pro Rata share of the Quarterly Class 3 Distribution Amount.

                           (b) Class 4: Intercompany Claims. In connection with,
and as a result of, the substantive consolidation of the Debtors' Estates and the Chapter 11 Cases, on the Confirmation Date or such other date as may be set by an order of the Bankruptcy Court, but subject to the occurrence of the Effective Date, all Intercompany Claims shall be eliminated and the Holders of Class 4 Claims shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Claims.

                  3.4      Impaired Class of Interests and Subordinated Claims.

                           (a) Class 5: Polaroid Interests and Subordinated
Claims. In connection with, and as a result of, the substantive consolidation of the Debtors' Estates and Chapter 11 Cases, on the Confirmation Date or such other date as may be set by an order of the Bankruptcy Court, but subject to the occurrence of the Effective Date, all Subsidiary Interests shall be eliminated. On the Effective Date, the Polaroid Interests shall be canceled and the Holders of Polaroid Interests and Subordinated Claims shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Polaroid Interests or Subordinated Claims, respectively.

                  3.5      Special Provision Regarding Unimpaired Claims.
Except as otherwise provided in this Plan, the Confirmation Order, any other order of the Bankruptcy Court, or any document or agreement enforceable pursuant to the terms of this Plan, nothing shall affect the Debtors' or Reorganized Polaroid's rights and defenses, both legal and equitable, with respect to any Claims that are not Impaired, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Claims that are not Impaired.

                                   Article IV

                      MEANS FOR IMPLEMENTATION OF THE PLAN

                  4.1      Rule 9019 Settlement and Compromise of Alleged
Causes of Action with Respect to Note Claims. The Debtors and the Creditors' Committee have raised certain issues regarding the validity of the security interests granted by the Debtors to the Holders of the Notes within ninety (90) days of the Petition Date. Specifically, the Debtors and the Creditors' Committee have asserted that such security interests are avoidable under the Bankruptcy Code as preferential transfers and/or fraudulent conveyances. The Indenture Trustee has agreed not to dispute these assertions in order to reach the compromise and settlement described in this Plan, including, without limitation, the treatment of the Indenture Trustee's fees and expenses pursuant to Section 12.4(c) hereof, which will avoid any reduction in the distributions to the Holders of the Notes under the Plan. Accordingly, the provisions of this Plan shall constitute a good faith compromise and settlement of the potential avoidance actions or other disputes that could have been brought by the Debtors, any Holder of a General Unsecured Claim or any other party in interest, against the Indenture Trustee or any Holder of a Note Claim in respect of any security interest granted to the Holders of the Notes (the "Note Avoidance Actions") whether or not such Note Avoidance Actions have been actually commenced as of the Effective Date. In addition, this Plan shall be approved by the Bankruptcy Court as a settlement of all Note Avoidance Actions and disputes between the Holders of General Unsecured Claims, the Debtors and the Holders of Note Claims with respect thereto. Entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of this settlement pursuant to Bankruptcy Rule 9019 and its finding that this is a good faith settlement pursuant to applicable state and federal laws, given and made after due notice and opportunity for hearing, and shall bar any other causes of action related to the Note Avoidance Actions or any claims or causes of action against any party including without limitation, the Holders of the Notes and the Indenture Trustee, in respect of the granting of the security interests or the avoidance thereof by any Holder of a General Unsecured Claim, the Debtors or any other party in interest. Accordingly, pursuant to this Plan, the Note Claims shall be deemed General Unsecured Claims and the Holders of Note Claims will be treated as Holders of General Unsecured Claims.

                  4.2      Substantive Consolidation.

                           (a) Consolidation of the Chapter 11 Cases. This Plan
contemplates and is predicated upon entry of an order substantively consolidating the Debtors' Estates and Chapter 11 Cases for the purposes of all actions associated with confirmation and consummation of this Plan. On the Confirmation Date or such other date as may be set by an order of the Bankruptcy Court, but subject to the occurrence of the Effective Date, (i) all Intercompany Claims by, between and among the Debtors shall be eliminated, (ii) all assets and liabilities of the Subsidiary Debtors shall be merged or treated as if they were merged with the assets and liabilities of Polaroid, (iii) any obligation of a Debtor and all guarantees thereof by one or more of the other Debtors shall be deemed to be one obligation of Polaroid, (iv) the Subsidiary Interests shall be cancelled, and (v) each Claim filed or to be filed against any Debtor shall be deemed filed only against Polaroid and shall be deemed a single Claim against and a single obligation of Polaroid. On the Confirmation Date, and in accordance with the terms of this Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment or performance made by the Debtors as to the obligations of another Debtor shall be released and of no further force and effect.

                           (b) Substantive Consolidation Order. Unless the
Bankruptcy Court has approved the substantive consolidation of the Chapter 11 Cases by a prior order, this Plan shall serve as, and shall be deemed to be, a motion for entry of an order substantively consolidating the Debtors' Chapter 11 Cases. If no objection to substantive consolidation is timely filed and served by any Holder of an Impaired Claim affected by this Plan as provided herein on or before the Voting Deadline or such other date as may be established by the Bankruptcy Court, the Substantive Consolidation Order (which may be the Confirmation Order) may be entered by the Bankruptcy Court. If any such objections are timely filed and served, a hearing with respect to the substantive consolidation of the Chapter 11 Cases and the objections thereto shall be scheduled by the Bankruptcy Court, which hearing may, but is not required to, coincide with the Confirmation Hearing.

                  4.3 Merger of Subsidiaries into Polaroid. On the Effective Date or as soon thereafter as practicable, (a) the members of the board of directors of each of the Subsidiary Debtors shall be deemed to have resigned, (b) each of the Subsidiary Debtors shall be merged with and into Polaroid and (c) the Chapter 11 Cases of the Subsidiary Debtors shall be closed, following which any and all proceedings that could have been brought or otherwise commenced in the Chapter 11 Case of any Subsidiary Debtor shall be brought or otherwise commenced in Polaroid's Chapter 11 Case.

                  4.4 Continued Corporate Existence; Dissolution of Reorganized Polaroid. Polaroid shall continue to exist as Reorganized Polaroid after the Effective Date in accordance with the laws of the State of Delaware and pursuant to the certificate of incorporation and by-laws in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws are amended under this Plan, for the limited purpose of distributing all of the assets of the Debtors' Estates. As soon as practicable after the Plan Administrator exhausts the assets of the Debtors' Estates by making the final distribution of Cash and/or Stock under this Plan and the Plan Administration Agreement, the Plan Administrator shall (a) effectuate the dissolution of Reorganized Polaroid in accordance with the laws of the State of Delaware and
(b) and cause its Designated Representative to resign as the sole officer and sole director of Reorganized Polaroid.

                  4.5 Certificate of Incorporation and By-laws. The certificate of incorporation and by-laws of Polaroid shall be amended as necessary to satisfy the provisions of this Plan and the Bankruptcy Code. The certificate of incorporation of Reorganized Polaroid shall be amended to, among other things: (a) authorize one share of New Common Stock, $0.01 par value per share, (b) provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, for a provision prohibiting the issuance of non-voting equity securities, and (c) limit the activities of Reorganized Polaroid to matters related to the implementation of this Plan. The Amended Certificate of Incorporation and By-Laws will be filed with the Bankruptcy Court on or before the date of the Confirmation Hearing.

                  4.6 Ownership of New Common Stock; Directors and Officers; Effectuating Documents; Further Transactions. On the Effective Date, Reorganized Polaroid shall issue the New Common Stock to the Plan Administrator. The Plan Administrator shall not sell, transfer or otherwise dispose of the New Common Stock absent the prior written consent of the Plan Committee or the Bankruptcy Court. The Plan Administrator shall sell, transfer or otherwise dispose of the New Common Stock, and shall vote the New Common Stock on any matter requiring a vote of shareholders under the Delaware Corporation Law, in accordance with the written directions of the Plan Committee or the Bankruptcy Court. From and after the Effective Date, the Designated Representative shall serve as the sole officer and sole director of Reorganized Polaroid. The Plan Administrator, acting by and through the Designated Representative, shall be authorized to execute, deliver, file or record such documents, instruments, releases and other agreements and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

                  4.7      The Plan Administrator.

                           (a) Appointment. Prior to the Confirmation Date, the
Creditors' Committee shall designate an entity, which entity shall be reasonably acceptable to Purchaser and Pre-Petition Agent, to serve as the Plan Administrator pursuant to the Plan Administration Agreement and this Plan, until the resignation or discharge and the appointment of a successor Plan Administrator in accordance with the Plan Administration Agreement. Pursuant to this Plan, Wind Down Associates shall be deemed reasonably acceptable to Purchaser and Pre-Petition Agent.

                           (b) Rights, Powers and Duties of Reorganized Polaroid
and the Plan Administrator. Reorganized Polaroid shall retain and have all the rights, powers and duties necessary to carry out its responsibilities under this Plan. Such rights, powers and duties, which shall be exercisable by the Plan Administrator on behalf of Reorganized Polaroid pursuant to this Plan and the Plan Administration Agreement, shall include, among others:

                           (i) investing Reorganized Polaroid's Cash, including,
                  but not limited to, the Cash held in the Reserves in (A) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which are guaranteed by the full faith and credit of the United States of America; (B) short term obligations of the United States Treasury and repurchase agreements fully collateralized by obligations of the United States Treasury, including funds consisting solely or primarily of such obligations and repurchase agreements; (C) money market deposit accounts, checking accounts, savings accounts or certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or
                  (D) any other investments that may be permissible under (I)
                  section 345 of the Bankruptcy Code or (II) any order of the Bankruptcy Court entered in the Debtors' Chapter 11 cases;

                           (ii) calculating and paying all distributions to be
                  made under this Plan, the Plan Administration Agreement and other orders of the Bankruptcy Court to Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Non-Tax Priority Claims, Allowed Secured Claims, and Allowed General Unsecured Claims;

                           (iii) employing, supervising and compensating
                  professionals retained to represent the interests of and serve on behalf of Reorganized Polaroid;

                           (iv) making and filing tax returns for any of the
                  Debtors or Reorganized Polaroid;

                           (v) objecting to (or allowing and paying) Claims or
                  Interests filed against any of the Debtors' Estates on any basis, provided that the Plan Administrator shall consult, in good faith, with the Purchaser and the Pre-Petition Agent (except that the Plan Administrator shall not be required to consult with the Pre-Petition Agent with respect to General Unsecured Claims) with respect to such objections, allowance and payment;

                           (vi) seeking estimation of contingent or unliquidated
                  claims under section 502 (c) of the Bankruptcy Code;

                           (vii) seeking determination of tax liability under
                  section 505 of the Bankruptcy Code;

                           (viii) prosecuting avoidance actions under sections
                  544, 545, 547, 548, 549 and 553 of the Bankruptcy Code;

                           (ix) prosecuting turnover actions under sections 542
                  and 543 of the Bankruptcy Code;

                           (x) prosecuting, settling, dismissing or otherwise
                  disposing of the Litigation Claims;

                           (xi) dissolving Reorganized Polaroid;

                           (xii) holding and liquidating Purchaser Preferred
                  Stock (and the corresponding number of shares of Purchaser Common Stock) with respect to Holders of Allowed Claims as set forth in Article 6.10 of this Plan;

                           (xiii) exercising all powers and rights, and taking
                  all actions, contemplated by or provided for in the Plan Administration Agreement; and

                           (xiv) taking any and all other actions necessary or
                  appropriate to implement or consummate this Plan and the provisions of the Plan Administration Agreement.

                           (c) Compensation of the Plan Administrator. The Plan
Administrator shall be compensated from the Operating Reserve pursuant to the terms of the Wind Down Engagement Letter. Any professionals retained by the Plan Administrator shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred from the Operating Reserve. The payment of the fees and expenses of the Plan Administrator and its retained professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court but shall be subject to review by the Plan Committee.

                           (d) Indemnification of Plan Administrator.
Reorganized Polaroid and the Estates shall, to the fullest extent permitted by the laws of the State of Delaware, indemnify and hold harmless the Plan Administrator (in its capacity as such) and the Plan Administrator's and Reorganized Polaroid's agents, representatives, professionals and employees, including, without limitation, the Designated Representative (collectively the "Indemnified Parties") from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys' fees, arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to Reorganized Polaroid and the Estates or the implementation or administration of this Plan and the Plan Administration Agreement, if the Indemnified Party acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Reorganized Polaroid and the Estates and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful. To the extent Reorganized Polaroid and the Estates indemnify and hold harmless the Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid out of the Operating Reserve. The indemnification provisions of the Plan Administration Agreement shall remain available to and be binding upon any former Plan Administrator and shall survive the termination of the Plan Administration Agreement.

                           (e) Insurance. The Plan Administrator shall be
authorized to obtain all reasonably necessary insurance coverage for itself, its agents, representatives, employees or independent contractors, and Reorganized Polaroid, including, but not limited to, coverage with respect to (i) any property that is or may in the future become the property of Reorganized Polaroid and (ii) the liabilities, duties and obligations of the Plan Administrator and its agents, representatives, employees or independent contractors under the Plan Administration Agreement (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may, at the sole option of the Plan Administrator, remain in effect for a reasonable period (not to exceed seven years) after the termination of the Plan Administration Agreement.

                           (f) Authority to Object to Claims and Interests and
to Settle Disputed Claims. Prior to the Effective Date, (x) the Creditors' Committee shall be primarily responsible for the reconciliation and allowance of General Unsecured Claims, provided that, the Creditors' Committee shall consult, in good faith, with the Debtors and the Purchaser with respect to such reconciliation and allowance of such General Unsecured Claims; and (y) the Debtors shall be primarily responsible for the reconciliation, allowance or payment of administrative, priority, or secured claims, provided that, the Debtors shall consult, in good faith, with the Creditors' Committee, the Purchaser and the Pre-Petition Agent with respect to such reconciliation, allowance and payment of administrative or priority claims. From and after the Effective Date, the Plan Administrator shall be primarily responsible for the claims reconciliation process with respect to the allowance and payment of general unsecured, administrative, priority, or secured claims and shall be authorized (i) to object to any Claims or Interests filed against any of the Debtors' Estates and (ii) pursuant to Bankruptcy Rule 9019(b) and section 105(a) of the Bankruptcy Code, to compromise and settle Disputed Claims, in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromises and settlements of claims, provided that, the Plan Administrator shall consult, in good faith, with the Plan Committee, Purchaser and Pre-Petition Agent with respect to such reconciliation, allowance and payment of such claims as provided herein:

                           (i) If the proposed settlement amount of a Disputed
                  Claim Amount of the Disputed Claim is less than $50,000, Reorganized Polaroid and the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, without notice to any party;

                           (ii) If the proposed settlement amount of a Disputed
                  Claim Amount of the Disputed Claim is equal to or more than $50,000 but less than $1,000,000, Reorganized Polaroid and the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, upon five (5) Business Days' written notice to the Plan Committee, the Pre-Petition Agent and the Purchaser; and

                           (iii) If the proposed settlement amount of a Disputed
                  Claim Amount of the Disputed Claim is equal to or greater than $1,000,000, Reorganized Polaroid and the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, only following five (5) days' written notice to the Plan Committee, the Pre-Petition Agent and the Purchaser and upon receipt of Bankruptcy Court approval of such settlement.

                  If the Plan Committee, the Pre-Petition Agent or the Purchaser objects to the proposed settlement of a Disputed Claim within the foregoing prescribed time deadlines, then (A) if the Plan Committee, the Pre-Petition Agent or the Purchaser withdraws for any reason its objection to such settlement, the Plan Administrator may enter into the proposed settlement without further notice and a hearing or entry of an order of the Bankruptcy Court or (B) if the Plan Committee, the Pre-Petition Agent or the Purchaser does not withdraw its objection, the Plan Administrator shall have the option of (I) forgoing entry into the settlement agreement that is the subject of the Plan Committee's, the Pre-Petition Agent's or the Purchaser's objection, (II) modifying the terms of the settlement agreement in a way that results in the Plan Committee, the Pre-Petition Agent or the Purchaser withdrawing its objection, or (III) following five (5) days' written notice to the Plan Committee, the Pre-Petition Agent and the Purchaser, seeking an order of the Bankruptcy Court authorizing the Plan Administrator to enter into the settlement agreement over the Plan Committee's, the Pre-Petition Agent's or the Purchaser's objection.

                  4.8 No Revesting of Assets. The property of the Debtors' Estates shall not be vested in the Debtors on or following the Confirmation Date or the Effective Date but shall remain property of the Estate(s) and continue to be subject to the jurisdiction of the Bankruptcy Court following confirmation of this Plan until distributed to Holders of Allowed Claims in accordance with the provisions of this Plan, the Plan Administration Agreement and the Confirmation Order. From and after the Effective Date, all such property shall be distributed in accordance with the provisions of this Plan, the Plan Administration Agreement and the Confirmation Order.

                  4.9 Preservation of Rights of Action; Settlement of Litigation Claims.

                           (a) Preservation of Rights of Action. Except as
otherwise provided in the Asset Purchase Agreement, this Plan, the Confirmation Order, or in any document, instrument, release or other agreement entered into in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors and their Estates shall retain the Litigation Claims. The Plan Administrator and Reorganized Polaroid, as the successor in interest to the Debtors, may, in consultation with the Plan Committee, enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of the Litigation Claims. The failure of the Debtors to list a claim, right of action, suit or proceeding on Exhibit [_] to the Plan Supplement shall not constitute a waiver or release by the Debtors or their Estates of such claim, right of action, suit or proceeding.

                           (b) Settlement of Litigation Claims. At any time
after the Confirmation Date and before the Effective Date, notwithstanding anything in this Plan to the contrary, the Debtors with the consent of the Creditors' Committee may settle some or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Bankruptcy Rule 9019.

                  4.10     Creditors' Committee and Plan Committee.

                           (a) Dissolution of Creditors' Committee. The
Creditors' Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Bankruptcy Court prior to the Effective Date. On the Effective Date, the Creditors' Committee shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or this Plan and its implementation, and the retention or employment of the Creditors' Committee's attorneys, accountants and other agents shall terminate; provided, however, that the Creditors' Committee may evaluate, object to and appear at the hearing to consider applications for allowances of compensation and reimbursement of expenses, including applications for compensation or reimbursement of expenses under section 503 of the Bankruptcy Code, and support or prosecute any objections to such applications, if appropriate). All expenses of Creditors' Committee members and the fees and expenses of their professionals through the Effective Date shall be paid in accordance with the terms and conditions of the Fee Order.

                           (b) Creation of Plan Committee; Procedures. On the
Effective Date, the Plan Committee shall be formed and constituted. The Plan Committee shall consist of at least two (2), but no more than three (3), members who shall be selected by the Creditors' Committee and whose identities shall be disclosed to the Bankruptcy Court at the Confirmation Hearing. In the event that no one is willing to serve on the Plan Committee or there shall have been no Plan Committee members for a period of thirty (30) consecutive days, then the Plan Administrator may, during such vacancy and thereafter, ignore any reference in this Plan, the Plan Administration Agreement or the Confirmation Order to a Plan Committee, and all references to the Plan Committee's ongoing duties and rights in this Plan, the Plan Administration Agreement and the Confirmation Order shall be null and void.

                           (c) Function and Duration; Compensation and Expenses.
The Plan Committee (i) shall be responsible for (A) instructing and supervising Reorganized Polaroid and the Plan Administrator with respect to their responsibilities under this Plan and the Plan Administration Agreement, (B) reviewing the prosecution of adversary and other proceedings, if any, including proposed settlements thereof, (C) reviewing objections to and proposed settlements of Disputed Claims, (D) performing such other duties that may be necessary and proper to assist the Plan Administrator and its retained professionals, and (ii) shall remain in existence until such time as the final distributions under this Plan have been made by Reorganized Polaroid. The members of the Plan Committee shall serve without compensation for their performance of services as members of the Plan Committee, except that they shall be entitled to reimbursement of reasonable expenses by Reorganized Polaroid.

                           (d) Liability; Indemnification. Neither the Plan
Committee, nor any of its members or designees, nor any duly designated agent or representative of the Plan Committee, or their respective employees, shall be liable for the act or omission of any other member, designee, agent or representative of the Plan Committee, nor shall any member be liable for any act or omission taken or omitted to be taken in its capacity as a member of the Plan Committee, other than acts or omissions resulting from such member's willful misconduct or gross negligence. Reorganized Polaroid shall indemnify and hold harmless the Plan Committee and its members and designees, and any duly designated agent or representative thereof (in their capacity as such), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, other than as a result of their willful misconduct or gross negligence, with respect to Reorganized Polaroid or the implementation or administration of this Plan. To the extent Reorganized Polaroid indemnifies and holds harmless the Plan Committee and its members and designees, or any duly designated agent or representative thereof (in their capacity as such), as provided above, the legal fees and related costs incurred by counsel to the Plan Committee, if any, in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid out of the Operating Reserve.

                  4.11 Cancellation of Securities, Instruments and Agreements Evidencing Claims and Interests. Except as otherwise provided in this Plan and in any contract, instrument or other agreement or document created in connection with this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to this Article IV, the promissory notes, share certificates (including treasury stock), other instruments evidencing any Claims or Interests, and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such Interests shall be deemed canceled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtors under the notes, share certificates and other agreements and instruments governing such Claims and Interests shall be discharged. The Holders of or parties to such cancelled notes, share certificates and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to this Plan. On the Effective Date, the 1997 Indenture shall be cancelled and have no further force and effect, except, that the cancellation of the 1997 Indenture
(i) shall not impair the rights under this Plan of the Holders of Note Claims and the Indenture Trustee governed by such 1997 Indenture; and (ii) shall not impair the rights of the Indenture Trustee under such 1997 Indenture vis-a-vis Holders of Note Claims, including any lien and priority rights of the Indenture Trustee.

                  4.12 Sources of Cash for Plan Distributions. Except as otherwise provided in this Plan or the Confirmation Order, all Cash necessary for Reorganized Polaroid and the Plan Administrator to make payments pursuant to this Plan shall be obtained from the Debtors' cash balances, the liquidation of the Debtors' remaining non-Cash assets, if any, and, if applicable, the redemption of the Purchaser Preferred Stock. Cash payments to be made pursuant to this Plan shall be made by the Disbursing Agent.

                  4.13 Sources of Stock for Plan Distributions. Except as otherwise provided in this Plan or the Confirmation Order, all Stock necessary for Reorganized Polaroid and the Plan Administrator to make distributions pursuant to this Plan shall be obtained from the Debtors' Reserves. Stock distributions to be made pursuant to this Plan shall be made by the Disbursing Agent.

                  4.14 Applicability of Bankruptcy Code Sections 1145 and 1125(e). (a) The Purchaser, the Plan Administrator and Reorganized Polaroid shall be deemed to be "successors" to the Debtors for the limited purpose (with respect to the Purchaser and the Plan Administrator only) of the provisions of section 1145 of the Bankruptcy Code with respect to the Stock, but not for any other purpose or in any other context, and the distribution of Stock under the terms of this Plan to the Holders of Allowed Class 3 General Unsecured Claims shall constitute the offer or sale under a plan of the Debtors of a security of a successor to the Debtors under such plan in exchange for a claim against, an interest in, or a claim for an administrative expense in the Chapter 11 Cases, such that pursuant to section 1145(a)(1) of the Bankruptcy Code, the issuance of the Stock, to the extent the Stock constitutes "securities" under applicable law, shall be exempt from requirements of section 5 of the Securities Act of 1933, as amended, and any other federal, state, or local laws requiring registration for offer or sale of securities (collectively, the "Securities Laws").

                           (b) Solely for the limited purpose of the provisions
of section 1125(e) of the Bankruptcy Code, the Purchaser, the Plan Administrator and Reorganized Polaroid shall be deemed to have participated, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security, offered or sold under the Plan, of a newly organized successor to the Debtors under the Plan, and therefore, pursuant to section 1125(e) of the Bankruptcy Code, are not liable for violation of any applicable law, rule, or regulation governing the offer, issuance, sale, or purchase of securities.

                  4.15     Exemption from Certain Transfer Taxes. Pursuant to
section 1146(c) of the Bankruptcy Code, any transfers from the Debtors to Reorganized Polaroid pursuant to this Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles, sales, use, or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

                  4.16 Estate Costs. The Debtors and/or their successor(s), including the Plan Administrator, shall incur estate costs in a reasonable and cost-effective manner, provided, however, that the retention of the Creditors' Committee's current professionals is deemed reasonable and cost-effective.

                  4.17     Payment of Estate Costs

                  As set forth in the Asset Purchase Agreement, if, after June 2, 2002 and until the distribution of all of the Stock, the aggregate amount of the Estate Costs (as defined in the Asset Purchase Agreement) paid by the estate exceeds $27,000,000 (and Reorganized Polaroid does not have any cash available to pay additional Estate Costs), then, for any Estate Costs in excess of $27,000,000 that become due and payable, Purchaser will pay to Reorganized Polaroid an amount equal to such excess up to $4,000,000 in cash, upon receipt by Purchaser of reasonably satisfactory documentation evidencing Reorganized Polaroid's obligation to pay such Estate Costs. If, after June 2, 2002 and until the distribution of all of the Stock, the aggregate amount of the Estate Costs paid exceeds $31,000,000 (and Reorganized Polaroid does not have any cash available to pay additional Estate Costs), then, for any Estate Costs in excess of $31,000,000 that become due and payable, the Pre-Petition Agent, on behalf of the Pre-Petition Lenders, will pay to Reorganized Polaroid an amount equal to such excess up to $3,000,000 in cash (the "Bank Reimbursement"), upon receipt by the Pre-Petition Agent of reasonably satisfactory documentation evidencing Reorganized Polaroid's obligation to pay such Estate Costs. If, after June 2, 2002 and until the distribution of all Stock, the aggregate amount of the Estate Costs paid exceeds $34,000,000 (and Reorganized Polaroid does not have any cash available to pay additional Estate Costs), then, for any Estate Costs in excess of $34,000,000 that become due and payable, Purchaser will pay to Reorganized Polaroid an amount equal to such excess up to $3,000,000 in cash (the "Second Tier Reimbursement"), upon receipt by Purchaser of reasonably satisfactory documentation evidencing Reorganized Polaroid's obligation to pay such Estate Costs.

                  As set forth in the Asset Purchase Agreement, if, after June 2, 2002 and until the distribution of all of the Stock (and the proceeds therefrom, if any, including, without limitation, Cash in respect of the redemption of the Purchaser Preferred Stock, if applicable), the aggregate amount of the Estate Costs paid or required to be paid exceeds $37,000,000 (and Reorganized Polaroid does not have any cash available to pay additional Estate Costs), then, for any Estate Costs in excess of $37,000,000 that become due and payable, and for the sole purpose of generating cash to fund all or a portion of such excess, up to a maximum excess of $4,500,000, Reorganized Polaroid will have the right, but not the obligation, to sell to Purchaser up to such number of shares of the Stock as shall equal four percent (4%) of the Issued Stock (as that term is defined in the Asset Purchase Agreement) for a maximum aggregate purchase price of $4,500,000, as follows: Reorganized Polaroid will have the right, but not the obligation, to sell such number of shares of the Stock to Purchaser at a price equal to: (i) for the first two percent (2%) of the Issued Stock, $1,250,000 for each one percent (1%) of the Issued Stock (or a pro-rata price based thereon); and (ii) for the next two percent (2%) of the Issued Stock, $1,000,000 for each one percent (1%) of the Issued Stock (or a pro-rata price based thereon). All sales of stock by Reorganized Polaroid to Purchaser pursuant to this arrangement must include the same percentage of each class of stock included in the Stock. Except in the case of a distribution by Reorganized Polaroid to the Holders of Allowed Claims in the Chapter 11 Cases, if Reorganized Polaroid wishes to sell or otherwise transfer shares of the Stock to a third party pursuant to a bona fide written offer therefor, then Reorganized Polaroid will give Purchaser written notice thereof, which notice shall (x) include a copy of such bona fide written offer and a description of any other material terms of the offer not contained in such offer, including the identity of the transferee, the price or other consideration for which the shares of the Stock are proposed to be sold or transferred, and the number of shares of the Stock to be sold or transferred, and (y) contain an irrevocable offer to sell such shares of the Stock to the Purchaser at the same price and on the same terms contained in the bona fide written offer. For a period of twenty days after its receipt of such notice, the Purchaser and/or its designee(s) shall have the right and option to purchase all or a portion of the shares of the Stock at the same price and on the same terms contained in the bona fide written offer.

                  If, after payment of all amounts under the Plan and distribution of the Stock (i) there remain any assets of Reorganized Polaroid (the "Remaining Assets") and (ii) either the Pre-Petition Agent shall have made a Bank Reimbursement or Purchaser shall have made a Second Tier Reimbursement, then, unless Reorganized Polaroid determines in good faith that there continues to be a reasonable expectation of additional Estate Costs, Reorganized Polaroid will (x) pay to Purchaser such percentage of the Remaining Assets as the amount of the Second Tier Reimbursement actually paid bears to the sum of the amount of the Bank Reimbursement actually paid and the amount of the Second Tier Reimbursement actually paid (such sum, the "Total Reimbursement Paid"), up to $5,000,000 and (y) pay to the Pre-Petition Agent, for the benefit of the Pre-Petition Lenders, such percentage of the Remaining Assets as the amount of the Bank Reimbursement actually paid bears to the Total Reimbursement Paid, up to $5,000,000. Reorganized Polaroid will not make any distributions or payments (other than distributions of the Stock or on account of Estate Costs) unless Reorganized Polaroid shall have (i) made all of the payments described in the immediately preceding sentence and (ii) waived their rights to receive any and all payments under Section 7.04(b) of the Asset Purchase Agreement and waived their rights to sell the Stock to Purchaser under Section 7.04(c) of the Asset Purchase Agreement.


                                   Article V

                       ACCEPTANCE OR REJECTION OF THE PLAN

                  5.1 Classes Entitled to Vote. Because Holders of Class 3 General Unsecured Claims will (or may) receive or retain property or an interest in property under this Plan, Holders of Class 3 General Unsecured Claims shall be entitled to vote to accept or reject this Plan. Ballots shall be cast and tabulated on a consolidated basis, in accordance with the expected substantive consolidation of the Debtors' Estates and Chapter 11 Cases. By operation of law, each Class of Claims that is not Impaired is deemed to have accepted this Plan and, therefore, is not entitled to vote to accept or reject this Plan. Because Holders of Class 4 Intercompany Claims and Class 5 Polaroid Interests and Subordinated Claims are not entitled to receive or retain any property under this Plan, Classes 4 and 5 are presumed to have rejected this Plan and, therefore, are not entitled to vote on this Plan.

                  5.2 Acceptance by Impaired Classes. An Impaired Class of Claims which is entitled to vote shall have accepted this Plan if (a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept this Plan and (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have voted to accept this Plan.

                  5.3 Cramdown. The Proponents will request Confirmation of this Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code with respect to Classes 4 and 5, which are deemed to have rejected this Plan. In addition, if any other Impaired Class of Claims entitled to vote shall not accept this Plan by the requisite majorities provided in section 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, the Proponents reserve the right to amend this Plan in accordance with Section 12.6 hereof or to undertake to have the Bankruptcy Court confirm this Plan under section 1129(b) of the Bankruptcy Code or both.

                                   Article VI

                       PROVISIONS GOVERNING DISTRIBUTIONS

                  6.1 Distributions for Claims Allowed as of the Effective Date. Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Distribution Date or as soon thereafter as is practicable. Any distribution to be made on the Effective Date pursuant to this Plan shall be deemed as having been made on the Effective Date if such distribution is made on the Effective Date or as soon thereafter as is practicable. Any payment or distribution required to be made under this Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to the terms and conditions of the Plan Administration Agreement and Articles III, VI and VIII of this Plan.

                  6.2 Interest on Claims. Unless otherwise specifically provided for in this Plan or Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.

                  6.3 Distributions by the Disbursing Agent.The Disbursing Agent shall make all distributions of Cash and/or Stock required to be distributed under the applicable provisions of this Plan and the Plan Administration Agreement. Reorganized Polaroid and the Plan Administrator may employ or contract with other entities to assist in or make the distributions required by this Plan and the Plan Administration Agreement. Notwithstanding the foregoing, all distributions with respect to the Note Claims shall be made through the Indenture Trustee. As a condition to receiving any distribution under the Plan, each Holder of a Note Claim must surrender such Note to the Indenture Trustee. Any Holder of a Note Claim that fails to (a) surrender such instruments or (b) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Indenture Trustee before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and claims and may not participate in any distribution under this Plan. Unless otherwise agreed to in writing, no distribution on account of any claim, whether Allowed on or after the Effective Date shall be deemed to waive the rights of THE DebtorS in connection with any causes of action against the holder of any Claim receiving such distribution, including without limitation, any causes of action under chapter 5 of the Bankruptcy Code.

                  6.4 Delivery of Distributions and Undeliverable or Unclaimed Distributions.

                           (a) Delivery of Distributions in General.
Distributions to Holders of Allowed Claims shall be made at the addresses set forth in the Schedules or at the time of the distribution, unless the Debtors or Reorganized Polaroid has been notified in writing of a change of address.

                           (b) Undeliverable and Unclaimed Distributions.

                           Holding and Investment of Undeliverable and Unclaimed
                  Distributions. If the distribution to any Holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder's then-current address. Undeliverable and unclaimed distributions shall be segregated and, with respect to Cash, deposited in a segregated, interest-bearing account, designated as an "unclaimed distribution reserve" (the "Unclaimed Distribution Reserve"), for the benefit of all such similarly situated Persons until such time as a distribution becomes deliverable or is claimed.

                           After Distributions Become Deliverable. On each
                  Quarterly Distribution Date, the Disbursing Agent shall make all distributions that have become deliverable or have been claimed since the Distribution Date or the immediately preceding Quarterly Distribution Date, as the case may be, together with any interest actually earned thereon.

                           Failure to Claim Undeliverable Distributions. Any
                  Holder of an Allowed Claim that does not assert a claim pursuant to this Plan for an undeliverable or unclaimed distribution within one (1) year after the Effective Date shall be deemed to have forfeited its claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed distribution against the Debtors and the Estates, Reorganized Polaroid, the Plan Administrator or their property. In such cases, any Cash and/or Stock otherwise reserved for undeliverable or unclaimed distributions shall become the property of the Estates free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary, and shall be distributed in accordance with the terms of the Plan Administration Agreement. Nothing contained in this Plan or the Plan Administration Agreement shall require any Disbursing Agent, including, but not limited to, the Plan Administrator or Reorganized Polaroid, to attempt to locate any Holder of an Allowed Claim.

                  6.5 Record Date for Distributions. The Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute only to those Holders of Allowed Claims who are Holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date. The Disbursing Agent and Reorganized Polaroid shall instead be entitled to recognize and deal for all purposes under this Plan with only those record Holders stated on the official claims register as of the close of business on the Distribution Record Date.

                  6.6 Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a distribution under this Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the claim, to the portion of such Claim representing accrued but unpaid interest.

                  6.7 Means of Cash Payment. Payments of Cash made pursuant to this Plan shall be in U.S. dollars and shall be made, at the option and in the sole discretion of Reorganized Polaroid, by (a) checks drawn on or (b) wire transfer from a domestic bank selected by Reorganized Polaroid. If so requested in a writing received by Reorganized Polaroid no later than five (5) Business Days after the Confirmation Date, Cash payments of $500,000.00 or more to be made pursuant to this Plan shall be made by wire transfer from a domestic bank. Cash payments to foreign creditors may be made, at the option of Reorganized Polaroid, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

                  6.8 Withholding and Reporting Requirements. In connection with this Plan and all distributions thereunder, Reorganized Polaroid shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

                  6.9      Setoffs. Reorganized Polaroid may, pursuant to
section 553 of the Bankruptcy Code or applicable nonbankruptcy laws, but shall not be required to, set off against any Claim and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or Reorganized Polaroid may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by Reorganized Polaroid of any such claim that the Debtors or Reorganized Polaroid may have against such Holder.

                  6.10 Fractional Dollars/Shares; De Minimis Distributions. Notwithstanding any other provision of this Plan or the Plan Administration Agreement, (a) neither the Plan Administrator nor Reorganized Polaroid shall be required to make distributions or payments of fractions of dollars or in fractions of shares of Stock, and whenever any payment of a fraction of a dollar or a fraction of a share of Stock under this Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar or whole share (up or down), with half dollars or half shares of Stock being rounded down, and (b) the Plan Administrator shall have no obligation to make a distribution on account of an Allowed Claim from any Reserve or account (i) to any Holder of an Allowed Claim if the aggregate amount of all distributions authorized to be made from all such Reserves or accounts on the Quarterly Distribution Date in question is less than one share of Stock or
(ii) to a specific Holder of an Allowed Claim if the amount to be distributed to that Holder on the particular Distribution Date or Quarterly Distribution Date does not constitute a final distribution to such Holder. Notwithstanding this
Article 6.10, and solely with respect to all Holders of Allowed Class 3 Claims entitled to receive less than one share of Purchaser Preferred Stock (and a corresponding number of shares of Purchaser Common Stock), Reorganized Polaroid and/or the Plan Administrator, as applicable, shall hold such fractional shares for the benefit of such Holders, shall liquidate such shares as soon as reasonably practicable after the Effective Date, which time shall be determined in the sole discretion of Reorganized Polaroid and/or the Plan Administrator, and shall distribute the proceeds on a pro rata basis, i.e., based on the ratio of each such Holder's fraction of share of Purchaser Preferred Stock (and corresponding number of shares of Purchaser Common Stock) to the total fractional shares held by Reorganized Polaroid and/or the Plan Administrator, as applicable, for the benefit of such Holders, to Holders of Allowed Class 3 Claims who otherwise would have been entitled to receive less than one share of Purchaser Preferred Stock pursuant to the terms and conditions of the Plan Administration Agreement and Articles III, VI and VIII of this Plan.

                  6.11 Release of Liens. Except as otherwise provided in this Plan or in any contract, instrument, release or other agreement or document created or assumed in connection with this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article VI of this Plan, all mortgages, deeds of trust, liens, pledges or other security interests against the property of any Debtor's Estate shall be fully released and discharged, and all of the right, title and interest of any Holder of such mortgages, deeds of trust, liens, pledges or other security interests shall revert to Reorganized Polaroid and its successors and assigns.

                                  Article VII

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

                  7.1 Rejected Contracts and Leases. Except as otherwise provided in this Plan, or in any contract, instrument, release or other agreement or document entered into in connection with this Plan, each of the executory contracts and unexpired leases to which any Debtor is a party, to the extent such contracts or leases are executory contracts or unexpired leases, shall be deemed rejected by the applicable Debtor on the Confirmation Date, unless such contract or lease previously (a) shall have been assumed or rejected by the Debtors (including, but not limited to, those executory contracts and unexpired leases assumed and assigned to the Purchaser) or (b) shall have expired or terminated pursuant to its own terms; provided, however, that nothing contained in this Article VII shall constitute an admission by any Debtor that such contract or lease is an executory contract or unexpired lease or that any Debtor or its successors and assigns has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejections described in this Article VII, pursuant to section 365 of the Bankruptcy code, as of the Confirmation Date.

                  7.2 Bar to Rejection Damages. If the rejection of an executory contract or unexpired lease pursuant to Section 7.1 above gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the applicable Debtor or its Estate, Reorganized Polaroid, the Plan Administrator or their respective successors or properties unless a proof of Claim is filed and served on Reorganized Polaroid and counsel for Reorganized Polaroid/Plan Administrator within thirty (30) days after service of a notice of entry of the Confirmation Order or such other date as prescribed by the Bankruptcy Court.

                  7.3 Asset Purchase Agreement. Notwithstanding anything to the contrary in this Plan, the obligations, if any, of the Debtors under the Asset Purchase Agreement and the Sale Order shall be deemed and treated as executory contracts that are assumed by Reorganized Polaroid pursuant to this Plan and Section 365 of the Bankruptcy Code as of the Effective Date. Nothing contained in this Plan or any Confirmation Order shall be deemed to conflict with, or derogate from, the terms of the Asset Purchase Agreement or the Sale Order, such that, to the extent there are any inconsistencies between the terms of the Asset Purchase Agreement and the Sale Order, on the one hand, and this Plan and the Confirmation Order, on the other, the terms of the Asset Purchase Agreement and the Sale Order shall govern. In addition, any amounts that become payable by the Debtors pursuant to the Asset Purchase Agreement or any of the documents delivered by the Debtors pursuant to or in connection with the Asset Purchase Agreement shall not be discharged, modified, or otherwise affected by this Plan or the Confirmation Order.


                                  Article VIII

                       PROCEDURES FOR RESOLVING DISPUTED,
                       CONTINGENT AND UNLIQUIDATED CLAIMS

                  8.1 Objection Deadline; Prosecution of Objections. No later than the Claims Objection Deadline (unless extended by an order of the Bankruptcy Court), the Debtors, Reorganized Polaroid, the Plan Administrator, the Creditors' Committee or the Plan Committee, as the case may be, shall file objections to Claims with the Bankruptcy Court and serve such objections upon the Holders of each of the Claims to which objections are made. Nothing contained herein, however, shall limit the Plan Administrator's or Reorganized Polaroid's right to object to Claims, if any, filed or amended after the Claims Objection Deadline. Subject to the limitations set forth in the Plan Administration Agreement and Section 4.7 of this Plan, and the oversight of the Plan Committee, Reorganized Polaroid and the Plan Administrator shall be authorized to, and shall, resolve all Disputed Claims by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction the validity, nature and/or amount thereof.

                  8.2 No Distributions Pending Allowance. Notwithstanding any other provision of this Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

                  8.3 Accounts; Escrows; Reserves. Reorganized Polaroid and the Plan Administrator shall, subject to and in accordance with the provisions of the Plan Administration Agreement, (a) establish one or more general accounts into which shall be deposited all funds not required to be deposited into any other account, Reserve or escrow and (b) create, fund and withdraw funds from, as appropriate, the Operating Reserve, Administrative Claims Reserve, Disputed Claims Reserve and Unclaimed Distributions Reserve. Reorganized Polaroid may sell non-Cash assets, if any, in accordance with the provisions of this Plan and the Plan Administration Agreement. The net proceeds of any such sales shall be deposited in an account or Reserve pursuant to the terms of the Plan Administration Agreement.

                  (a) Disputed Claims Reserve. On the Effective Date (or as soon thereafter as is practicable) and each Quarterly Distribution Date, Reorganized Polaroid shall create and fund the Disputed Claims Reserve with an amount of the Estates' Stock and/or Stock, equal to one hundred percent (100%) of distributions to which Holders of Disputed General Unsecured Claims would be entitled under this Plan as of such date if such Disputed General Unsecured Claims were Allowed Claims in their Disputed Claims Amount, provided, however, that the Creditors' Committee, Plan Administrator, Debtors or Reorganized Polaroid, as applicable, may, at any time, File Motion(s) pursuant to section 502(c) of the Bankruptcy Code for order(s) estimating and limiting the amount of Stock, which shall be deposited in the Disputed Claims Reserve in respect of any Disputed Claims, with notice and an opportunity to be heard to the affected Holders of such Disputed Claims and the Plan Committee.

                  (b) Administrative Claims Reserve. On the Effective Date (or as soon thereafter as is practicable) and each Quarterly Distribution Date, Reorganized Polaroid shall create and fund the Administrative Claims Reserve with an amount of the Estates' Cash equal to the aggregate Disputed Claim Amount of all Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Non-Tax Priority Claims and Disputed Secured Claims, based on its sole discretion.

                  8.4 Distributions After Allowance.The Disbursing Agent shall make payments and distributions from the appropriate Reserves to the Holder of any Disputed Claim that has become an Allowed Claim, on the first Quarterly Distribution Date following the date that such Disputed Claim becomes an Allowed Claim. Such distributions shall be made in accordance with this Plan and the Plan Administration Agreement. With respect to Disputed General Unsecured Claims, such distribution shall be based upon the cumulative distributions that would have been made to such Holders under this Plan if the Disputed General Unsecured Claim had been Allowed on the Effective Date (with any post-Effective Date interest thereon earned by the Reorganized Polaroid) and shall not be limited by the Disputed Claim Amounts previously reserved with respect to such Disputed General Unsecured Claim to the extent that additional amounts are available therefor from the Disputed Claims Reserve, but only to the extent that such additional amounts have not yet been distributed to Holders of Allowed General Unsecured Claims, as applicable. Notwithstanding the foregoing, however, the Disbursing Agent may make payments and distributions from the appropriate Reserves to the Holder of any Disputed Claim that has become an Allowed Claim, prior to the first Quarterly Distribution Date following the date that such Disputed Claim becomes an Allowed Claim, provided, that Reorganized Polaroid receives written consent to do so from Purchaser and Pre-Petition Agent (except that the consent of the Pre-Petition Agent shall not be necessary with respect to Disputed General Unsecured Claims or Disputed Secured Claims).

                                   Article IX

                    CONFIRMATION AND CONSUMMATION OF THE PLAN

                  9.1 Conditions to Confirmation Date. The Bankruptcy Court shall not enter the Confirmation Order unless and until (a) the Confirmation Order shall be reasonably acceptable in form and substance to the Proponents and
(b) the Substantive Consolidation Order, which may be the Confirmation Order, shall be reasonably acceptable in form and substance to the Proponents and shall have been entered by the Bankruptcy Court prior to or contemporaneously with the Confirmation Order.

                  9.2 Conditions to Effective Date

                  The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with
Section 9.3 of this Plan: (a) the Confirmation Order shall have been entered by the Bankruptcy Court; (b) the Plan Administrator shall have been properly nominated and appointed and each shall have agreed to act in such capacity; and
(c) the Plan Administration Agreement shall be in form and substance acceptable to the Proponents.

                  9.3 Waiver of Conditions to Confirmation or Consummation. The conditions set forth in Sections 9.1 and 9.2 of this Plan may be waived in whole or in part by the Proponents without notice to any party and without further order of the Bankruptcy Court. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Proponents regardless of the circumstances giving rise to the failure of such condition to be satisfied. The failure of the Proponents to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

                  9.4 Consequences of Non-Occurrence of Effective Date. If the Effective Date does not occur within one hundred eight days (180) days of the Confirmation Date, or by such later date, after notice and hearing, as is proposed by the Proponents, then upon motion by the Debtors or the Creditors' Committee and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the filing of such motion, the Confirmation Order may not be vacated if the Effective Date occurs before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section 9.3, (a) this Plan shall be null and void in all respects; (b) any settlement of Claims shall be null and void without further order of the Bankruptcy Court; and (c) the time within which the Debtors may assume and assign, or reject all executory contracts and unexpired leases shall be extended for a period of thirty (30) days after the date the Confirmation Order is vacated.

                                   Article X

                           EFFECT OF PLAN CONFIRMATION

                  10.1 Binding Effect. This Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, and their respective successors and assigns, including, but not limited to, Reorganized Polaroid.

                  10.2 Discharge of Claims and Termination of Interests. Pursuant to section 1141(d)(3) of the Bankruptcy Code, Confirmation will not discharge Claims against the Debtors; provided, however, that no Holder of a Claim against any Debtor may, on account of such Claim, seek or receive any payment or other distribution from, or seek recourse against, any Debtor, Reorganized Polaroid, their respective successors or their respective property, except as expressly provided herein.

                  10.3 Exculpation and Limitation of Liability. Neither the Debtors nor the Creditors' Committee, the Plan Committee, the Pre-Petition Lenders, the DIP Lenders, the Pre-Petition Agent, the DIP Agent, the Indenture Trustee or the Plan Administrator, nor any of their respective present or former members, officers, directors, shareholders, employees, advisors, attorneys or agents, shall have or incur any liability to, or be subject to any right of action by, any Holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, shareholders, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Debtors' Chapter 11 Cases, the pursuit of confirmation of this Plan, the consummation of this Plan or the administration of this Plan or the property to be distributed under this Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under this Plan; provided, however, that nothing in this Section shall be deemed to waive, or in any way limit or otherwise affect or prejudice, the rights or arguments of any party-in-interest, including but not limited to the Debtors, the Committee, the Plan Administrator and/or the fee examiner appointed in the Debtors' Chapter 11 Cases, to (i) object or otherwise respond to any administrative, priority or other claim that any professional employed by the Debtors or the Committee has or may hereafter assert against one or more of the Debtors, including but not limited to claims for success fees or other fees and expenses in connection with the Debtors' Chapter 11 Cases or (ii) to assert any claims or causes of action against any professional employed by the Debtors or the Committee based upon actions or omissions prior to the Petition Date.

                  10.4 Injunction. (a) Except as otherwise provided in this Plan, the Confirmation Order shall provide, among other things, that from and after the Confirmation Date all Persons who have held, hold or may hold Claims against or Interests in the Debtors are preliminarily and permanently enjoined from taking any of the following actions against the Estate(s), the Debtors, Reorganized Polaroid, the Plan Administrator, the DIP Agent, the DIP Lenders, the Indenture Trustee, the Pre-Petition Agent, the Pre-Petition Lenders, the Creditors' Committee or the members thereof, the Plan Committee or the members thereof or any of their property on account of any such Claims or Interests on account of such Claims or Interests: (A) commencing or continuing, in any manner or in any place, any action or other proceeding; (B) enforcing attaching, collecting or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting or enforcing any lien or encumbrance; (D) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (E) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of this Plan; provided, however, that (x) nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of this Plan and (y) the preliminary injunction of actions against the Debtors, Reorganized Polaroid, the Plan Administrator, the Creditors' Committee and the members thereof and the Plan Committee and the members thereof, and their property (if any) shall be dissolved and terminate one day following the termination of the Plan Administration Agreement in accordance with the terms thereof.

                           (b) By accepting distributions pursuant to this Plan,
each Holder of an Allowed Claim receiving distributions pursuant to this Plan will be deemed to have specifically consented to the provisions of this Article X.

                  10.5 Term of Bankruptcy Injunction or Stays. All injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until all property of the Estates of Reorganized Polaroid and the other Debtors has been distributed and Reorganized Polaroid has been dissolved.


                                   Article XI

                            RETENTION OF JURISDICTION

                  Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and this Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

                           (a) Allow, disallow, determine, liquidate, classify,
estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

                           (b) Grant or deny any applications for allowance of
compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan for periods ending on or before the Effective Date;

                           (c) Resolve any matters related to the assumption,
assumption and assignment, or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any Debtor or Reorganized Polaroid may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

                           (d) Ensure that distributions to Holders of Allowed
Claims are accomplished pursuant to the provisions of this Plan;

                           (e) Decide or resolve any motions, adversary
proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

                           (f) Enter such orders as may be necessary or
appropriate to implement or consummate the provisions of this Plan and all contracts, instruments, releases and other agreements or documents created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

                           (g) Resolve any cases, controversies, suits or
disputes that may arise in connection with the consummation, interpretation or enforcement of this Plan or any contract, instrument, release or other agreement or document that is executed or created pursuant to this Plan, or any entity's rights arising from or obligations incurred in connection with this Plan or such documents;

                           (h) Modify this Plan before or after the Effective
Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan;

                           (i) Hear and determine all applications for
compensation and reimbursement of expenses of Professionals under this Plan or under sections 328, 330, 331 503(b), 1103 and 1129(c)(9) of the Bankruptcy Code, provided, however, that from and after the Effective Date the payment of fees and expenses of Reorganized Polaroid, the Plan Committee and the Plan Administrator shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

                           (j) Hear and determine matters concerning the Plan
Committee and its members and their respective professionals;

                           (k) Issue injunctions, enter and implement other
orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of this Plan or the Confirmation Order;

                           (l) Hear and determine the causes of action by or on
behalf of the Debtors or Reorganized Polaroid;

                           (m) Hear and determine matters concerning state,
local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

                           (n) Enter and implement such orders as are necessary
or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or distributions pursuant to this Plan are enjoined or stayed;

                           (o) Determine any other matters that may arise in
connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

                           (p) Enforce all orders, judgments, injunctions,
releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

                           (q) Hear and determine all disputes or other matters
arising in connection with the interpretation, implementation or enforcement of the Asset Purchase Agreement, the Ancillary Agreements, and the Sale Order;

                           (r) Hear and determine all matters related to (i) the
property of the Estates from and after the Confirmation Date, (ii) the winding up of the Debtors' affairs and (iii) the activities of Reorganized Polaroid and the Plan Administrator, including (A) challenges to or approvals of Reorganized Polaroid's or the Plan Administrator's activities, (B) resignation, incapacity or removal of the Plan Administrator and selection of a successor Plan Administrator, (C) reporting by, termination of and accounting by Reorganized Polaroid and the Plan Administrator and (D) release of the Plan Administrator from its duties;

                           (s) Hear and determine disputes with respect to
compensation of (i) Reorganized Polaroid's professional advisors, (ii) the Plan Administrator and its professional advisors, and (iii) the Plan Committee, its members and its professional advisors;

                           (t) Hear and determine such other matters as may be
provided in the Confirmation Order or as may be authorized under the Bankruptcy Code; and

                           (u) Enter an order closing the Chapter 11 Cases.

                                  Article XII

                            MISCELLANEOUS PROVISIONS

                  12.1 Effectuating Documents and Further Transactions. Each of the Debtors or Reorganized Polaroid is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of this Plan and any securities issued pursuant to this Plan.

                  12.2 Corporate Action. Prior to, on or after the Effective Date (as appropriate), all matters provided for under this Plan that would otherwise require approval of the stockholders or directors of one (1) or more of the Debtors or Reorganized Polaroid shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of the states in which the Debtors or Reorganized Polaroid are incorporated without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Polaroid.

                  12.3     Bar Dates for Certain Claims.

                           (a) Administrative Claims. The Confirmation Order
will establish an Administrative Claims Bar Date for filing Administrative Claims, which date will be forty-five (45) days after the Confirmation Date. The Administrative Claims Bar Date will be applicable for Holders of asserted Administrative Claims, other than Fee Claims and Indenture Trustee fees. Holders of asserted Administrative Claims, except for Fee Claims, not paid prior to the Confirmation Date must submit proofs of Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 3020(c) and 2002(f) will set forth such date and constitute notice of the Administrative Claims Bar Date. The Debtors, Reorganized Polaroid or the Plan Administrator, as the case may be, shall have forty-five (45) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

                           (b) Professional Fee Claims; Substantial Contribution
Claims. All persons requesting compensation or reimbursement of Fee Claims pursuant to section 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors prior to the Effective Date (including requests under section 503(b)(4) of the Bankruptcy Code by any Professional or other entity for making a substantial contribution in the Chapter 11 Cases) shall file and serve on Reorganized Polaroid, counsel for Reorganized Polaroid and counsel for the Creditors' Committee an application for final allowance of compensation and reimbursement of expenses no later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on Reorganized Polaroid, counsel for Reorganized Polaroid, counsel for the Creditors' Committee and the requesting Professional or other entity no later than sixty (60) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable request for compensation or reimbursement was served.

                           (c) Indenture Trustee Fees. The reasonable fees and
expenses of the Indenture Trustee (which includes the reasonable fees and expenses of any professionals retained by the Indenture Trustee), shall be paid in Cash in accordance with the procedures established in this Section, provided that, any distributions to be received by Holders of Allowed Note Claims pursuant to this Plan will not be reduced on account of the payment of any Indenture Trustee's fees and expenses.

                  Prior to the Effective Date, the Indenture Trustee will submit to the Debtors appropriate documentation in support of the fees and expenses incurred by the Indenture Trustee through that date (including any estimated fees and expenses through the Effective Date), whether incurred prior to or subsequent to the Petition Date, together with a detailed, reasonable estimate of any fees and expenses to be incurred thereafter. Such estimate may include, without limitation, projected fees and expenses relating to surrender and cancellation of notes, distribution of securities, and fees and expenses to be incurred in respect of any challenge to the claims asserted by the Indenture Trustee, whether based on the Notes or the claimed amount of such fees and expense. On or prior to the Effective Date, the Debtors or Reorganized Polaroid will pay the undisputed amount of the Indenture Trustee's fees and expenses.

                  No later than 30 days after the Effective Date, or as soon thereafter as may be practical, the Indenture Trustee will deliver a final invoice for its fees and expenses. The Plan Administrator will have a period of 30 days after receipt to review the final invoice and provide the Indenture Trustee with any objection to the final invoice, stating with specificity its objections to particular charges. If the Indenture Trustee receives no objection within 30 days, then the Indenture Trustee shall be paid such amount without the need for any further approval of the Bankruptcy Court. If the Plan Administrator timely advises the Indenture Trustee in writing that it objects to all or a portion of such fees, which objection states with specificity its objection to particular charges, (i) Reorganized Polaroid shall pay the undisputed portion of the fees and expenses and (ii) the Indenture Trustee may either, at its option, submit the disputed portion to the Bankruptcy Court for resolution or exercise its rights under the 1997 Indenture. The Indenture Trustee will not be required to file a fee application or to comply with guidelines and rules applicable to a fee application, and will not be subject to Sections 330 or 503(b) of the Bankruptcy Code.

                  The Indenture Trustee's charging lien will be discharged solely upon payment in full of such fees and expenses. Accordingly, nothing herein shall be deemed to impair, waive or discharge the Indenture Trustee's charging lien, for any fees and expenses not paid by the Debtors or Reorganized Polaroid, as applicable.

                  12.4 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date, and neither the Debtors, their Estates, Reorganized Polaroid nor the Plan Administrator shall thereafter be liable for the payment from additional fees under 28 U.S.C. ss. 1930 other than with respect to Polaroid's Chapter 11 Case.

                  12.5     Amendment or Modification of this Plan. Subject to
section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123 and 1125 of the Bankruptcy Code, alterations, amendments or modifications of this Plan may be proposed in writing by the Proponents, the Plan Administrator or Reorganized Polaroid at any time prior to or after the Confirmation Date but prior to the substantial consummation of this Plan. A Holder of a Claim or Interest that has accepted this Plan shall be deemed to have accepted this Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Interest of such Holder.

                  12.6 Severability of Plan Provisions. If, prior to the Confirmation Date, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

                  12.7 Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the Debtors, and their respective successors and assigns, including, without limitation, Reorganized Polaroid. The rights, benefits and obligations of any entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such entity.

                  12.8 Plan Supplement. The Plan Supplement shall be filed with the Bankruptcy Court not later than five (5) days prior to the Confirmation Hearing. Upon its filing, the Plan Supplement may be inspected in the office of the clerk of the Bankruptcy Court or its designee during normal business hours. Holders of Claims and Interests may obtain a copy of the Plan Supplement upon written request to Polaroid. The documents contained in the Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

                  12.9 Revocation, Withdrawal or Non-Consummation. The Proponents reserve the right to revoke or withdraw this Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans of reorganization. If the Proponents revoke or withdraw this Plan as to any or all of the Debtors, or if Confirmation or Consummation as to any or all of the Debtors does not occur, then, with respect to such Debtors, (a) this Plan shall be null and void in all respects, (b) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases affected by this Plan, and any document or agreement executed pursuant to this Plan, shall be deemed null and void, and (c) nothing contained in this Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person, or (iii) constitute an admission of any sort by the Debtors or any other Person.

                  12.10 Notice. All notices, requests and demands to or upon the Debtors or Reorganized Polaroid to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

         If to the Debtors:

         PRIMARY PDC, INC. (f/k/a POLAROID CORPORATION)
         1265 Main Street
         Waltham, Massachusetts 02451
         Telephone:  (781) 386-6505
         Attn: Kevin Pond

         Wind Down Associates, LLC
         2701 N. Rocky Point Drive
         Suite 183
         Tampa, FL 33607
         Telephone: (813) 286-2717
         Attn: Mark S. Stickel

         with copies to:

         SKADDEN, ARPS, SLATE, MEAGHER
           & FLOM LLP
         One Rodney Square
         P.O. Box 636
         Wilmington, Delaware  19899-0636
         (302) 651-3000
         Attn: Gregg M. Galardi, Esq.

         If to the Creditors' Committee:

         AKIN GUMP STRAUSS HAUER
           & FELD LLP
         590 Madison Avenue
         New York, NY 10022
         (212) 872-1000
         Attn: Fred S. Hodara, Esq.

         and

         YOUNG CONAWAY STARGATT & TAYLOR LLP
         The Brandywine Building
         1000 West Street, 17th Floor
         Wilmington, Delaware 19899
         Attn:    Brendan Shannon, Esq.

                  12.11 Tax Reporting and Compliance. In connection with this Plan and all instruments issued in connection therewith and distributions thereof, the Debtors, and Reorganized Polaroid, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements. Reorganized Polaroid is hereby authorized, on behalf of each of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through, and including, the Effective Date.

                  12.12 Schedules. All Schedules to this Plan and the Plan Supplement are incorporated and are a part of this Plan as if set forth in full herein.

                  12.13 Filing of Additional Documents. On or before substantial consummation of this Plan, the Debtors or Reorganized Polaroid, as applicable, shall File such agreements and other documents, in form and substance acceptable the Creditors' Committee or the Plan Committee, as applicable, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

Dated:   Wilmington, Delaware
         September 11, 2003                         Respectfully submitted,


                                                    PRIMARY PDC, INC. (f/k/a Polaroid Corporation)
                                                    (for itself and on behalf of the Subsidiary Debtors)

                                                    By:      /s/ Kevin Pond
                                                             -------------------------------------------
                                                    Name:    Kevin Pond
                                                    Title:   President and Secretary
                                                             Primary PDC, Inc.
                                                    Counsel:

                                                    /s/ Mark L. Desgrosseilliers
                                                    ----------------------------------------------------
                                                    Gregg M. Galardi (I.D. No. 2991)
                                                    Eric M. Davis (I.D. No. 3621)
                                                    Mark L. Desgrosseilliers (I.D. No. 4083)
                                                    SKADDEN, ARPS, SLATE, MEAGHER
                                                      & FLOM LLP
                                                    One Rodney Square
                                                    P.O. Box 636
                                                    Wilmington, Delaware  19899-0636
                                                    (302) 651-3000

                                                             -and-

                                                    Eric W. Kaup
                                                    SKADDEN, ARPS, SLATE, MEAGHER
                                                        & FLOM (ILLINOIS)
                                                    333 West Wacker Drive
                                                    Chicago, Illinois  60606-1285
                                                    (312) 407-0700

                                                    Attorneys for Debtors and
                                                       Debtors in Possession

                                                             -and-

                                                    Brendan L. Shannon (I.D. No. 3136)
                                                    Robert S. Brady (I.D. No. 2847)
                                                    Joseph A. Malfitano (I.D. No. 4020)
                                                    YOUNG CONAWAY STARGATT
                                                      & TAYLOR, LLP
                                                    The Brandywine Building
                                                    1000 West Street, 17th Floor
                                                    Wilmington, Delaware 19801
                                                    (302) 571-6600

                                                             -and-

                                                    Fred S. Hodara
                                                    Philip C. Dublin
                                                    Nava Hazan
                                                    AKIN GUMP STRAUSS HAUER
                                                      & FELD LLP
                                                    590 Madison Avenue
                                                    New York, New York  10022
                                                    (212) 872-1000

                                                    Attorneys for the Official Committee
                                                       of Unsecured Creditors